                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 THE DIAL CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                THE DIAL CORP
                                 ____________

                                  DIAL TOWER
                          PHOENIX, ARIZONA 85077-1424

JOHN W. TEETS
Chairman and
  Chief Executive Officer
                                                                   April 1, 1996
Dear Stockholder:

     Your 1996 Annual Meeting will be held on Tuesday, May 14, at 9:00 a.m., in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona. As the meeting will begin promptly at 9:00 a.m., please plan to arrive earlier. The formal notice of the meeting follows on the next page.

     No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel's free valet parking, and, for your convenience, arrangements have been made with the hotel to have the gratuity charged to the Corporation. If you use this valet service, please notify the valet that you are attending The Dial Corp stockholders' meeting.

     Directors and officers will be present preceding and following the meeting to talk with stockholders. During the meeting there will be an opportunity for stockholder questions regarding the affairs of the Corporation and for discussion of the business to be considered at the meeting as explained in the notice and Proxy Statement which follow.

     IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                             Sincerely,

                                             /s/ JOHN W. TEETS

                                THE DIAL CORP
                                 ____________
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                   April 1, 1996

To the Holders of Common Stock of
The Dial Corp:

     The Annual Meeting of Stockholders of The Dial Corp, a Delaware corporation, will be held in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona 85016, on Tuesday, May 14, 1996, at 9:00 a.m., Mountain Standard Time, for the purpose of considering and voting upon:

     1. Election of directors of the Corporation as set forth in the attached Proxy Statement; and

     2. Ratification of the appointment of Deloitte & Touche LLP to audit the accounts of the Corporation for the year 1996; and

     3. Any other matters which may properly come before the meeting and any adjournment or adjournments thereof.

     Only stockholders of record of Common Stock at the close of business March 15, 1996, are entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be available for examination by any stockholder, for any purpose germane to the meeting, during the time of the meeting, and for ten days prior to the meeting at the principal executive offices of the Corporation, Dial Tower, 1850 North Central Avenue, Phoenix, Arizona.

     The Annual Report for the year 1995, including financial statements, was mailed to stockholders under separate cover beginning March 28, 1996, or before.

     To assure your representation at the meeting, please vote, sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Directors, as soon as possible. If your registered address is in the United States, a return envelope which requires no postage if mailed in the United States is enclosed for that purpose.


                                             FREDERICK G. EMERSON
                                             Vice President and Secretary



                     -----------------------------------
                                 PLEASE VOTE
                            YOUR VOTE IS IMPORTANT
                     -----------------------------------

                               PROXY STATEMENT
                                      OF

                                THE DIAL CORP
                                 ____________
                                  DIAL TOWER
                         PHOENIX, ARIZONA 85077-1424

                         (First Mailed April 1, 1996)
                             GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for the 1996 Annual Meeting of Stockholders of the Corporation. The cost of soliciting proxies will be borne by the Corporation. Solicitation will be made primarily through the use of the mails, but regular employees of the Corporation may solicit proxies personally, by telephone or telegram. The Corporation has retained Georgeson & Company Inc. to assist it in connection with the solicitation at an estimated fee of $4,000 plus out-of-pocket expenses. The Corporation will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares. The enclosed proxy, if properly executed and returned, will be voted according to its specifications but may be revoked at any time before it is voted by giving notice in writing to the Secretary of the Corporation or by voting in person at the meeting. The election inspectors will treat abstentions or a withholding of authority as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. If a stockholder is a participant in the Corporation's Stockholder Dividend Reinvestment Plan, the proxy represents the number of shares in the dividend reinvestment plan account, as well as shares registered in the participant's name. If a stockholder is a participant in an Employees' 401K Plan of the Corporation or one of its subsidiaries (401K Plan) and/or The Dial Corp Employees' Stock Ownership Plan Trust (ESOP), the proxy will serve as a voting instruction to the respective Trustee. In a 401K Plan or in the ESOP Plan, if no voting instructions are received, the Trustees will vote those shares in accordance with the majority of such shares voted in such Plans for which instructions were received or in the discretion of such Trustees as their fiduciary duty may require.

     Only stockholders of record of Common Stock as of the close of business on the record date, March 15, 1996, will be eligible to vote at the meeting. The number of shares of Common Stock then outstanding was 94,345,996 shares. Each outstanding share will be entitled to one vote. For those proposals for which no directions are given, the proxy will be voted "for" the election of the directors set forth herein and in accordance with the recommendations of the Board of Directors or the best judgment of the proxy holders on other proposals. To be elected, each director must receive the affirmative vote of the holders of a plurality of the shares voting. Approval of the other proposal requires the affirmative vote of a majority of the shares voting on such proposal.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held eighteen meetings during 1995. It has established the following committees of certain of its members to deal with particular areas of responsibility:

     1. The Executive Committee, which held twenty-seven meetings during 1995, exercises all the powers of the Board in the management of the business and affairs of the Corporation, except as limited by Delaware law, when the Board is not in session.

     2. The Audit Committee, which met three times in 1995, recommends appointment of the Corporation's independent public accountants and reviews audit reports, accounting policies, financial statements, internal auditing reports, internal controls, audit fees, and certain officer expenses; all members of this Committee are nonemployee directors.

     3. The Executive Compensation Committee which met six times in 1995, reviews, for recommendation to the Board, salaries and other compensation awards under various compensation plans, and approves salaries and compensation of executive officers and also approves grants under the Corporation's incentive stock plans (see the "Executive Compensation Committee Report" below); all members of this Committee are nonemployee directors.

     4. The Nominating Committee, which met three times in 1995, is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board; all members of this Committee are nonemployee directors. The Committee will consider candidates for Board membership proposed by stockholders who have complied with the procedures described under the caption below entitled "Submission of Stockholder Proposals and Other Information."

     Directors who are not employees of the Corporation receive an annual retainer of $32,900; they also receive a fee of $2,400 for each Board of Directors meeting attended and for each Audit, Executive, Executive Compensation, and Nominating Committee meeting attended, except that a fee of $2,750 per meeting is received for each committee meeting attended not in conjunction with a meeting of the Board. Each nonemployee member of the Executive Committee also receives an annual retainer of $5,700.

     Nonemployee directors may elect to participate in the Deferred Compensation Plan for Directors of the Corporation under which payment of part or all of their directors' fees and retainers is deferred. This Plan provides participants with the option to defer their compensation in the form of stock units related to the price of the Corporation's Common Stock, as well as the option to defer in the form of cash. Messrs. Gossage, Reichert and Young are active participants in this Plan. Such accumulated compensation plus interest thereon at the long-term medium-quality bond rate for cash accounts or dividend equivalents reinvested for stock units accounts, as the case may be, are payable to the director or to the director's estate or beneficiary, over such period as may be designated, upon termination as a director.

     Pursuant to the Directors' Retirement Benefit Plan, nonemployee directors may receive retirement benefits for a period of ten years, such benefits ranging from 15% to 100% of the annual retainer at retirement, based on their years of service ranging from four to ten years; in the event of a change in control of the Corporation, the years of service are accelerated to ten. Pursuant to the 1992 Stock Incentive Plan, 5,800 nonqualified options to purchase Common Stock were issued to each nonemployee director in August of 1995, at $24.5625, the average market price on the day of issue. The Corporation also provides such directors with accidental death and dismemberment insurance benefits of $300,000 and, in addition, travel accident insurance benefits of $250,000 when traveling on the Corporation's business.

     In February 1995, the Board adopted a Director's Charitable Award Program which enables each director to contribute $100,000 per year to one or more charitable organizations selected by the director over a period of ten years following the director's death. The program is funded through the purchase of life insurance on the life of the director, with the Corporation as beneficiary.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation consists of 11 persons divided into three classes. At each annual meeting the term of one class of directors expires and persons are elected to that class for terms of three years.

     The persons appointed in the enclosed proxy intend to vote at the Annual Meeting, and any adjournment or adjournments thereof, for the election of the nominees for directors whose names appear below, for the term indicated or until their respective successors have been elected and have qualified, or in the event of disqualification, refusal or inability of any of them to serve, for the election of such other persons as they believe will carry on the present policies of the Corporation. Each of the nominees has agreed to serve if elected.

                               DIRECTOR NOMINEES

     The information regarding the director nominees has been furnished by such nominees and is set forth below:

                                 Principal Occupation,                 Year First     Common Shares
      Name                    Other Directorships and Age                Elected         Owned
      ----                    ---------------------------              ----------     -------------
For Terms Expiring at the 1999 Annual Meeting

Donald E. Guinn++...... Chairman Emeritus of Pacific Telesis Group, a      1986            1,000
                       telecommunications holding company. Also a
                       director of Pacific Mutual Life Insurance
                       Company and BankAmerica Corporation and its
                       subsidiary, Bank of America, NT&SA. Age 63.

Judith K. Hofer*+...... President and Chief Executive Officer of           1984            4,528
                       Filene's, a retail department store division of
                       The May Department Stores Company. Also a
                       director of Key Bank of Oregon and Standard
                       Insurance Company of America. Age 56.

Jack F. Reichert*+..... Chairman of the Board, Retired, and a director     1984            1,000
                       of Brunswick Corporation, a leader in marine
                       power, pleasure boating and recreation products
                       and services. Trustee, Carroll College;
                       Executive in Residence, University of
                       Wisconsin-Milwaukee. Age 65.

                         DIRECTORS CONTINUING IN OFFICE

     The information regarding the directors continuing in office has been furnished by such directors and is set forth below:

                                 Principal Occupation,                 Year First    Common Shares
      Name                    Other Directorships and Age                Elected         Owned
      ----                    ---------------------------              ----------    -------------
Terms Expiring at the 1998 Annual Meeting

Joe T. Ford-........... Chairman and Chief Executive Officer and a          1991            8,000
                       director of ALLTEL Corporation, a
                       telecommunications and information services
                       company. Age 58.

Jess Hay++............. Chairman, Texas Foundation for Higher Education     1981            2,000
                       and Chairman of the Board of HCB Enterprises
                       Inc., a private investment firm. Retired
                       Chairman and Chief Executive Officer of Lomas
                       Financial Corporation, and retired Chairman and
                       Chief Executive Officer of Lomas Mortgage USA,
                       Inc. Also a director of Exxon Corporation, SBC
                       Communications, Inc., and Trinity Industries,
                       Inc. Age 65.

Linda Johnson Rice-.... President and Chief Operating Officer and a         1992            3,000
                       director of Johnson Publishing Company, Inc.,
                       publisher of Ebony and other magazines. Also a
                       director of Bausch & Lomb Incorporated, Bank of
                       America Illinois, and Kimberly-Clark Corp. Age 37.

A. Thomas Young-....... Formerly Executive Vice President of Lockheed       1991            2,000
                       Martin Corporation and prior thereto was
                       President and Chief Operating Officer of Martin
                       Marietta Corporation. Also a director of Cooper
                       Industries, Inc., Potomac Electric Power Co., B.
                       F. Goodrich, Science Applications International
                       Corp., and Memotec Communications Inc. Age 57.

                                 Principal Occupation,                      Year First    Common Shares
      Name                    Other Directorships and Age                     Elected         Owned
      ----                    ---------------------------                   ----------     ------------
Terms Expiring at the 1997 Annual Meeting

Thomas L. Gossage++-... Chairman and Chief Executive Officer and a             1993            2,000
                       director of Hercules Incorporated, a worldwide
                       producer of chemicals and related products. Also
                       a director of Alliant Techsystems Inc. and
                       Wilmington Trust Corporation. Age 61.

Andrew S. Patti*....... President and Chief Operating Officer of the           1995          252,359
                       Corporation and its Consumer Products Group. Age 55.

Dennis C. Stanfill*+... President of the Dennis Stanfill Company, a            1981            7,000
                       private investment and venture capital firm, and
                       prior thereto was Senior Advisor, Credit
                       Lyonnais, a global bank; Co-Chairman and
                       Co-Chief Executive Officer of
                       Metro-Goldwyn-Mayer Inc.; Chairman or President
                       of AME, Inc., a video post production company;
                       and President and a principal stockholder of
                       Stanfill Bowen & Co., Inc., a private investment
                       and venture capital firm. Age 68.

John W. Teets*......... Chairman and Chief Executive Officer of the            1980          809,086
                       Corporation. Also a director of The Finova Group
                       Inc. Age 62.

---------------
- Member of Audit Committee

* Member of Executive Committee

+ Member of Executive Compensation Committee

++ Member of Nominating Committee

                   OWNERSHIP OF THE CORPORATION'S SECURITIES

     The following table sets forth certain information at March 15, 1996, or such other date as indicated, regarding those persons known to the Corporation to be the beneficial owners of more than 5% of the Corporation's outstanding Common Stock and the beneficial ownership, as defined by the Securities and Exchange Commission (SEC), of such Common Stock by all directors and executive officers of the Corporation individually and as a group:

CERTAIN BENEFICIAL OWNERS

                                                             Amount of Beneficial       Percent of
        Name and Address                                           Ownership               Class
        ----------------                                     --------------------       ----------
    Brinson Partners, Inc.,                                      4,990,768(1)              5.3%
    Brinson Trust Company,
    Brinson Holdings, Inc.,
    SBC Holding (USA), Inc.
      and Swiss Bank Corporation
    209 S. LaSalle
    Chicago, Illinois 60604

    First Interstate Bank of Arizona, N.A.,                      5,670,818(2)              6.0%
      Trustee of The Dial Corp Employee Equity Trust
    P. O. Box 53434
    Phoenix, Arizona 85072-3434

    Michael F. Price and Heine Securities Corporation            8,262,500(3)              8.7%
    51 John F. Kennedy Parkway
    Short Hills, New Jersey 07078

---------------
(1) The ownership information set forth herein is based in its entirety on material contained in a Schedule 13G, dated February 9, 1996, filed with the SEC by Brinson Partners, Inc., Brinson Trust Company, Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank Corporation. With respect to the shares held, such stockholders, in the aggregate, have sole voting power and sole dispositive power for all shares owned.

(2) The ownership information set forth herein is as of January 23, 1996, and is based in its entirety on material provided by First Interstate Bank of Arizona, N.A., as Trustee for The Dial Corp Employee Equity Trust. First Interstate Bank of Arizona, N.A. has disclaimed beneficial ownership of the shares of stock in the Trust. Shares are periodically allocated and released from the Trust to satisfy benefit funding requirements under certain of the Corporation's compensation and benefit plans (Plans). The Trust's shares will be voted, under confidential voting procedures, in the same proportion as the voting instructions received from such Plans' participants with respect to the Corporation's Common Stock allocated to such participants' accounts. Unallocated shares held in the Trust are voted in the same proportions as the shares for which instructions have been received.

(3) The ownership information set forth herein is based in its entirety on material contained in a Schedule 13D, dated January 17, 1996, filed with the SEC by Michael F. Price and Heine Securities Corporation. With respect to the shares held, such stockholders have sole voting power and sole dispositive power for all shares owned.

DIRECTORS AND EXECUTIVE OFFICERS

                                                                               Amount of Beneficial         Percent of
        Name                                                                        Ownership 1                Class
        ----                                                                   ---------------------        ----------
    William L. Anthony                                                                 69,008                 *
    Brent D. Bailey                                                                    22,778                 *
    Robert H. Bohannon                                                                 46,103                 *
    Frederick G. Emerson                                                               88,213                 *
    Joe T. Ford                                                                        26,868                 *
    Thomas L. Gossage                                                                  10,200                 *
    John E. Greenwell                                                                  34,174                 *
    Donald E. Guinn                                                                    28,320                 *
    Jess Hay                                                                           29,320                 *
    Judith K. Hofer                                                                    24,390                 *
    L. Gene Lemon                                                                     410,755                 *
    Frederick J. Martin                                                               168,437                 *
    Ronald G. Nelson                                                                  113,192                 *
    Peter J. Novak                                                                     85,165                 *
    Andrew S. Patti                                                                   408,573                 *
    Ray Reed                                                                            2,662                 *
    Jack F. Reichert                                                                   28,320                 *
    Linda Johnson Rice                                                                 22,000                 *
    Norton D. Rittmaster                                                              158,628                 *
    Mark R. Shook                                                                      68,406                 *
    Dennis C. Stanfill                                                                 28,104                 *
    Richard C. Stephan                                                                236,432                 *
    John W. Teets                                                                   1,943,612                2.1
    A. Thomas Young                                                                    20,868                 *
    All Directors and Executive Officers as a Group (24 persons)                    4,074,528                4.3

---------------

(1) Includes 2,341,300 shares of Common Stock with respect to which all the above directors and executive officers as a group have the right to acquire ownership within 60 calendar days through the exercise of stock options granted under the Corporation's stock option plans.

*   Less than one percent.

     The Corporation's management understands the importance of aligning the financial interests of its officer group with those of stockholders. Accordingly, the Corporation has established specific guidelines relating to the minimum amount of stock officers should own on a direct basis, meaning stock which is at risk in the market, not simply held under option.

     The Corporation's guidelines call for each officer to own stock which has a value within a range of one and one-half to five times that individual's annual salary, depending on his or her level of compensation as discussed in the Executive Compensation Committee Report which follows. Most of these officers have reached their goals and the remainder are continuing to invest towards achieving their goals.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the years 1993-1995 by each of the Corporation's five most highly compensated executive officers in 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                          ---------------------------------------
                                                                                    Awards
                                     ANNUAL COMPENSATION                  --------------------------     Payouts
                        ----------------------------------------------                    Securities    ---------
                                                          Other Annual     Restricted     Underlying    Long-Term     All Other
      Name and                                            Compensation    Stock Awards     Options      Incentive    Compensation
 Principal Position     Year    Salary($)    Bonus($)        ($)(1)          ($)(2)          (#)        Payouts($)      ($)(3)
---------------------   ----    ---------    ---------    ------------    ------------    ----------    ---------    ------------
John W. Teets(4)        1995    1,111,500            0        72,807                0       100,000     1,000,000       30,000
 Chairman and CEO       1994    1,199,000    1,144,000        51,061        3,468,052(5)    150,000     1,847,000       30,000
                        1993    1,150,333    1,173,300       717,412                0       187,200     1,714,900       30,000

Andrew S. Patti(6)      1995      444,980            0        30,005                0        50,000            0        13,349
 President and COO      1994      388,633      287,000        33,487          693,094(5)     49,700      502,400        11,659
                        1993      367,653      281,300       141,392                0        39,600      619,300        11,049

Robert H. Bohannon      1995      233,840      187,800        41,540                0        14,000      322,500         4,789
 President and CEO of   1994      217,319       99,600        25,224                0        19,600            0         5,057
 Travelers Express      1993      170,602       22,400             0                0        15,000            0             0
   Company, Inc.

Frederick J. Martin     1995      339,600       76,400        29,870                0        26,900            0         4,500
 President of Dobbs     1994      309,200      215,700        21,687          420,097(5)     33,200      253,200         6,198
 International          1993      288,000      188,100        78,403                0        24,600      312,100         6,866
   Services, Inc.

Norton D. Rittmaster(7) 1995      238,262      245,600        31,236                0        13,000            0         7,146
 Chairman and CEO of    1994      222,882      275,000        23,209          343,585(5)     19,900            0         6,686
   GES
 Exposition Services,   1993      209,021      235,000        70,590                0        17,800            0         6,278
   Inc.

---------------
(1) Amounts shown represent financial counseling services, medical premiums, automobile usage, and other benefits paid during 1993-1995 with a gross-up of the taxes due on the lapse of restrictions on restricted stock representing substantially all of the 1993 amounts.
(2) Dividends are paid on restricted stock and performance based stock at the same rate as paid to all stockholders. On December 31, 1995, the following persons held the following amounts of restricted stock and/or performance based stock valued at then current market values: John W. Teets, 447,599 shares at $13,260,121; Andrew S. Patti, 107,100 shares at $3,172,838; Robert
    H. Bohannon, 18,100 shares at $536,213; Frederick J. Martin, 67,725 shares at $2,006,354; and Norton D. Rittmaster, 45,063 shares at $1,334,992.
(3) Amounts represent matching contributions under the 401K Plan and the Supplemental 401K Plan.
(4) Employment agreement, expiring September 30, 1998, provides for an annual salary of $1,000,000, effective July 1, 1995.
(5) Amount shown represents an award of restricted stock to provide a tax benefit to the Corporation while also providing an incentive to the named executive officers to delay receipt of previously granted restricted stock in a trust until retirement.
(6) Employment agreement, expiring May 31, 1997, provides for an annual salary of $500,032.
(7) Employment agreement, as amended, which may be terminated at the end of each calendar year upon written notice, provides for an annual base salary of $245,600 and an incentive award computed as a percentage of "Annual Profits" but not more than 100% of current annual base salary.

                              STOCK OPTION GRANTS

     The following table sets forth information on stock option grants to each of the five most highly compensated executive officers of the Corporation for 1995. The amounts shown for each executive officer as potential realizable values are based on assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options, which would result in stock appreciation per share of $15.45 and $39.15, respectively. The amounts shown as potential realizable values for all stockholders represent the corresponding increases in the market value of the approximately 93.4 million outstanding shares of the Corporation's Common Stock held by all stockholders on August 16, 1995, and at the option exercise price shown in the table below, which would total approximately $1.44 billion and $3.66 billion, respectively. THESE POTENTIAL REALIZABLE VALUES ARE BASED SOLELY ON ASSUMED RATES OF APPRECIATION REQUIRED BY APPLICABLE SEC REGULATIONS. ACTUAL GAINS, IF ANY, ON OPTION EXERCISES AND COMMON STOCKHOLDINGS ARE DEPENDENT ON THE FUTURE PERFORMANCE OF THE CORPORATION'S COMMON STOCK AND OVERALL STOCK MARKET CONDITIONS. THERE CAN BE NO ASSURANCE THAT THE POTENTIAL REALIZABLE VALUES SHOWN IN THIS TABLE WILL BE ACHIEVED.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       Potential Realizable
                                                          Individual Grants                              Value at Assumed
                                        ------------------------------------------------------            Annual Rates of
                                         Number of      % of Total                                   Stock Price Appreciation
                                        Securities       Options                                          for Option Term
                                        Underlying      Granted to     Exercise                   -------------------------------
                                          Options      Employees in      Price      Expiration         5%                10%
       Name                             Granted(#)(1)  Fiscal Year     ($/Share)       Date            ($)               ($)
       ----                             -----------    ------------    ---------    ----------    -------------     -------------
John W. Teets                             100,000          7.54         24.5625       8/16/05         1,544,700         3,914,600
Andrew S. Patti                            50,000          3.77         24.5625       8/16/05           772,350         1,957,300
Robert H. Bohannon                         14,000          1.06         24.5625       8/16/05           216,258           548,044
Frederick J. Martin                        26,900          2.03         24.5625       8/16/05           415,524         1,053,027
Norton D. Rittmaster                       13,000          0.98         24.5625       8/16/05           200,811           508,898
ALL STOCKHOLDERS' STOCK PRICE              N/A           N/A             N/A           N/A         1.44 BILLION      3.66 BILLION
  APPRECIATION

---------------
(1) The exercise prices are the fair market values of the Corporation's Common Stock on the grant date. Fifty percent of options are exercisable one year after grant and the balance are exercisable two years after grant; and each option contains the right to surrender the option for cash, which right is exercisable only during certain tender offers. The exercise price may be paid by delivery of already owned shares, and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

                    AGGREGATED STOCK OPTION EXERCISES AND VALUES

     The following table sets forth information on aggregated stock option exercises for 1995, number of unexercised options at 1995 year-end (exercisable/unexercisable), and 1995 year-end values (exercisable/unexercisable) for each of the five most highly compensated executive officers of the Corporation. THE AMOUNTS SET FORTH IN THE TWO COLUMNS RELATING TO UNEXERCISED OPTIONS, UNLIKE THE AMOUNTS SET FORTH IN THE COLUMN HEADED "VALUE REALIZED," HAVE NOT BEEN, AND MIGHT NEVER BE, REALIZED. THE UNDERLYING OPTIONS MIGHT NOT BE EXERCISED; AND ACTUAL GAINS ON EXERCISE, IF ANY, WILL DEPEND ON THE VALUE OF THE CORPORATION'S COMMON STOCK ON THE DATE OF EXERCISE. THERE CAN BE NO ASSURANCE THAT THESE VALUES WILL BE REALIZED.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                        Number of Securities       Value of Unexercised
                                                                       Underlying Unexercised      In-the-Money Options
                                         Shares                         Options at FY-End(#)           at FY-End($)
                                       Acquired on        Value             Exercisable/               Exercisable/
        Name                            Exercise(#)     Realized($)         Unexercisable             Unexercisable(1)
        ----                          -----------     -----------     ----------------------    -------------------------
John W. Teets                             81,512         1,051,301      1,170,644     175,000     16,246,634     1,003,125
Andrew S. Patti                           38,698           323,495        156,214      74,850      1,833,006       417,756
Robert H. Bohannon                             0                 0         24,800      23,800        211,175       135,800
Frederick J. Martin                            0                 0         74,438      43,500        766,063       246,156
Norton D. Rittmaster                      12,732           162,159         79,658      22,950        995,269       131,731

---------------
(1) The closing price of the Corporation's Common Stock on December 29, 1995 was $29.625. The information shown reflects options accumulated over periods of up to nine years.

             LONG-TERM INCENTIVE PLAN GRANTS AND ESTIMATED PAYOUTS

     The following table sets forth information on Performance Unit Incentive Plan grants and Performance Based Stock grants for 1995 and the performance period until payout and, for the Performance Unit Incentive Plan, the estimated ranges of the payout under the Plan, for each of the five most highly compensated executive officers of the Corporation:

                  LONG-TERM INCENTIVE PLAN AWARDS IN LAST YEAR

                                                                                        Estimated Future Payouts
                                                                                   Under Non-Stock Price Based Plans
                                                            Performance       --------------------------------------------
                                                              Period          Threshold          Target          Maximum
                                            Number of          Until          (Number of       (Number of       (Number of
     Name                                     Units           Payout            Units)           Units)           Units)
     ----                                   ---------       -----------       ----------       ----------       ----------
John W. Teets                                 36,420(1)       3 years            9,105           36,420           72,840
                                              43,300(2)       3 years              N/A              N/A              N/A

Andrew S. Patti                               11,940(1)       3 years            2,985           11,940           23,880
                                              16,000(2)       3 years              N/A              N/A              N/A

Robert H. Bohannon                             5,040(1)       3 years            1,260            5,040           10,080
                                               5,500(2)       3 years              N/A              N/A              N/A

Frederick J. Martin                            8,760(1)       3 years            2,190            8,760           17,520
                                              10,300(2)       3 years              N/A              N/A              N/A

Norton D. Rittmaster                           5,000(2)       3 years              N/A              N/A              N/A

---------------
(1) Granted pursuant to the Performance Unit Incentive Plan, under which the assumed value of the units awarded is equal to $25.1875 which was the price of the Corporation's Common Stock on the initial date of grant. The value of the units for any payment of an award is based on the average price of the stock during the month following the performance period. The closing price of the Corporation's Common Stock on December 29, 1995 was $29.625. Payouts of awards are dependent upon achievement of return on equity and income targets which are established at the beginning of the performance period.
(2) Performance Based Stock granted under the 1992 Stock Incentive Plan is earned pro rata as total stockholder return performance targets are met or exceeded relative to the two stock indices set forth in the Performance Graph shown below.

                 EXECUTIVE SEVERANCE AND EMPLOYMENT AGREEMENTS

     The Corporation has entered into an executive severance agreement with Mr. Teets and certain other executive officers providing that if their employment terminates for any reason (other than because of death, disability, or normal retirement) within 18 months after a change in control of the Corporation, then they shall receive severance compensation. The maximum amounts the agreements provide for consist of a lump sum payment of three times such executive officer's highest salary, incentive plan payments and fringe benefits and also provide a tax gross-up feature, so that such executive officers do not have to pay excise taxes imposed by the Internal Revenue Code on payments made pursuant to the agreement. Benefits paid are reduced by other severance benefits paid by the Corporation, but shall not be offset by any other amounts. Such executive officers will also be credited with years of service equal to the greater of the number needed to assure vesting under the retirement plans or the number of years' salary paid under the severance plan.

     The Corporation has also entered into executive severance agreements with Messrs. Bohannon, Martin, Patti, Rittmaster, and certain other executive officers which provide benefits similar to those in the agreements described above, except that if employment terminates involuntarily or they leave for a good reason (as defined) they would receive three times their salary, incentive payments and fringe benefits, and if employment terminates because they leave voluntarily during the 30-day period following the first anniversary of the change in control, they would receive two times such compensation.

                                 PENSION PLANS

     The following table shows estimated annual retirement benefits payable to a covered participant who retires at age 65 or later, for the years of service and remuneration level indicated, under The Dial Companies Retirement Income Plan and the schedule of the Supplemental Pension Plan which prevents the loss of pension benefits otherwise payable except for the limitations of Section 415 of the Internal Revenue Code. The remuneration covered by the Retirement Plan is annual salary and annual bonus, as reported in the summary compensation table above. The final remuneration will be calculated on the basis of the average of participant's last five years of covered remuneration prior to retirement; however, in some cases the average of the participant's highest five years of annual bonus will be included in covered remuneration.

                            PENSION PLAN TABLE(1,2)

                                Years of Service(3)
                 --------------------------------------------------
Remuneration        15           20            25          30(4)
------------     --------    ----------    ----------    ----------
    125,000        30,869        41,158        51,448        61,737
    150,000        37,431        49,908        62,385        74,862
    175,000        43,994        58,658        73,323        87,987
    200,000        50,556        67,408        84,260       101,112
    225,000        57,119        76,158        95,198       114,237
    250,000        63,681        84,908       106,135       127,362
    300,000        76,806       102,408       128,010       153,612
    400,000       103,056       137,408       171,760       206,112
    500,000       129,306       172,408       215,510       258,612
    600,000       155,556       207,408       259,260       311,112
    700,000       181,806       242,408       303,010       363,612
    800,000       208,056       277,408       346,760       416,112
    900,000       234,306       312,408       390,510       468,612
  1,000,000       260,556       347,408       434,260       521,112
  1,100,000       286,806       382,408       478,010       573,612
  1,200,000       313,056       417,408       521,760       626,112
  1,300,000       339,306       452,408       565,510       678,612
  1,400,000       365,556       487,408       609,260       731,112
  1,500,000       391,806       522,408       653,010       783,612
  1,600,000       418,056       557,408       696,760       836,112
  1,700,000       444,306       592,408       740,510       888,612
  1,800,000       470,556       627,408       784,260       941,112
  1,900,000       496,806       662,408       828,010       993,612
  2,000,000       523,056       697,408       871,760     1,046,112
  2,100,000       549,306       732,408       915,510     1,098,612
  2,200,000       575,556       767,408       959,260     1,151,112
  2,300,000       601,806       802,408     1,003,010     1,203,612
  2,400,000       628,056       837,408     1,046,760     1,256,112
  2,500,000       654,306       872,408     1,090,510     1,308,612
  2,600,000       680,556       907,408     1,134,260     1,361,112
  2,700,000       706,806       942,408     1,178,010     1,413,612

---------------
(1) The Internal Revenue Code (Code), and the Employee Retirement Income Security Act (ERISA), limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Code and ERISA, the Corporation has a supplemental plan which authorizes the payment of benefits calculated under provisions of the retirement plan which may be above the limits permitted under the Code and ERISA for those executives entitled to participate in the supplemental plan.

(2) Benefits are computed on a single-life annuity basis. Such benefits reflect a reduction to recognize some of the Social Security benefits to be received by the employee. The amounts set forth are before any adjustment for joint and survivorship provisions, which would reduce, in some cases, the amounts shown in the table.

(3) The number of credited years of service for Messrs. Teets, Patti, Bohannon, Martin, and Rittmaster, are 24, 28, 2, 18, and 16, respectively. Messrs. Teets, Patti, Bohannon, Martin and Rittmaster's estimated retirement benefits are, respectively, $1,295,000, $458,000, $76,700, $132,000 and
    $82,600. Due to the nature of Mr. Rittmaster's incentive plan, as defined in his employment agreement, annual bonus is not included in the calculation of his pension.

(4) The Corporation's Retirement Income Plan limits the years of service credited for purposes of calculating benefits to a maximum of 30 years. Its Supplemental Pension Plan contains similar limits and further provides that pension benefits set forth in this column will be payable to designated executive officers who have completed twenty or more years of service, and attained age 55, including Mr. Teets.

                                LEGAL PROCEEDINGS

     Several stockholder derivative complaints were filed in the Delaware Court of Chancery in late December 1995 and early January 1996 against members of Dial's Board of Directors, and against Dial as a nominal defendant. A lawsuit also was filed in the United States District Court, District of Arizona, on December 21, 1995, against the same parties, against a former member of Dial's Board, and against certain officers of Dial. The complaints variously allege fraud, negligence, mismanagement, corporate waste, invasion of privacy, intentional infliction of emotional distress, breaches of fiduciary duty, and seek equitable relief and recovery from or on behalf of Dial for compensatory and other damages incurred by Dial or the Arizona case plaintiff as a result of alleged payment of excessive compensation, improper investments, or other improper activities. Dial and its counsel believe the claims are without merit. In addition, Dial and certain subsidiaries are plaintiffs or defendants to various other actions, proceedings and pending claims, including those matters discussed in more detail below. Certain of these pending legal actions are or purport to be stockholder or class actions. Some of the foregoing involve, or may involve, compensatory, punitive or other damages in material amounts. Litigation is subject to many uncertainties and it is possible that some of the legal actions, proceedings or claims referred to above could be decided against Dial. Although the amount of liability at December 31, 1995, with respect to these matters is not ascertainable, Dial believes that any resulting liability will not materially affect Dial's financial position or results of operations.

     Dial also has been named defendant in multiple lawsuits filed by several hundred former railroad workers claiming asbestos-related health conditions. Dial has tolling agreements in place with approximately 3,400 other claimants. The claims relate to former subsidiaries and their production of railroad equipment. Due to their preliminary nature as well as potential insurance recoveries, the extent of the claims as they relate to Dial is not ascertainable at this time, however, Dial believes that any resulting liability will not materially affect its financial position or results of operations.

     During 1995, a federal grand jury resumed an investigation, which began in early 1994 and was inactive for approximately one year, of Dial's airline catering subsidiary's billing practices at several airport flight kitchen locations. The subsidiary has cooperated fully in the investigation, has identified certain mistakes made in invoices to certain airline customers and has tendered reimbursements as appropriate. Dial believes that the subsidiary and its employees did not intend to improperly invoice the airlines, that such invoicing was at worst an uncorrected mutual error by both the subsidiary and the airlines, and that any resulting liability, after taking into consideration amounts already provided for, will not materially affect its financial position or results of operations.

     Dial is subject to various environmental laws and regulations of the United States as well as of the states and other countries in whose jurisdictions Dial has or had operations and is subject to certain international agreements. As is the case with many companies, Dial faces exposure to actual or potential claims and lawsuits involving environmental matters. Although Dial is a party to certain environmental disputes, Dial believes that any liabilities resulting therefrom, after taking into consideration amounts already provided for, but exclusive of any potential insurance recoveries, will not have a material adverse effect on Dial's financial position or results of operations.

                      ------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     This report was prepared by the Executive Compensation Committee of the Board of Directors. Under the Committee's direction, the Corporation has implemented an executive compensation strategy designed to enhance profitability and stockholder value. This strategy has served the stockholders of the Corporation for many years by motivating and rewarding executives for achieving the Corporation's goals.

EXECUTIVE COMPENSATION STRATEGY

     The Corporation's primary executive compensation strategy is to closely align the financial interests of senior managers with those of the stockholders. Specific objectives of executive compensation are:

     - To maximize stockholder value.

     - To attract and retain highly effective executive talent.

     - To motivate executives to achieve the Corporation's key business goals.

     - To put a significant amount of pay at risk in keeping with the Corporation's pay-for-performance objective.

     - To encourage ownership of the Corporation's common stock.

     To support these objectives, a significant portion of executive compensation is tied to achieving specific business goals that favorably impact the Corporation's stock price.

MANAGING COMPENSATION

     Each year the Committee conducts an in-depth review of the Corporation's executive compensation program. This review is based in part on a comprehensive study from a nationally recognized independent consulting firm. The consultant's report assesses the effectiveness of the compensation program in achieving the strategy and objectives established by the Committee. In addition, it provides a comparison relative to practices and costs typical among a group of companies in comparable industries among which the Corporation competes for executive talent. These comparator companies are included in the Standard & Poor's Composite-500 Stock Index and consist of the 16 consumer products or services companies used in the "Stockholder Return Performance Graph" shown below. The compensation program for the Corporation's executive officers for 1995 was focused on performance based criteria and was designed by reference to target compensation packages of executive officers at approximately the 75th percentile of the comparator companies but such level of compensation would be earned only if aggressive performance criteria are achieved.

     The preceding Summary Compensation Table shows the overall levels of incentive compensation and the year-to-year variations which indicate the strong relationship between incentive compensation and performance.

COMPONENTS OF COMPENSATION

     Total compensation for the Corporation's executive officers includes:

     - Base salary

     - Annual and long-term incentives

     - Benefits

     - Perquisites

     A significant amount of compensation is tied to the attainment of corporate or subsidiary performance goals. For example, annual and long-term incentives at target comprise approximately 70% of the aggregate compensation package for the Chief Executive Officer and approximately 62% of other executive officers. The Committee believes this reinforces the pay-for-performance commitment and encourages executive officers to focus on adding value to the Corporation.

     The Committee has directed management to take reasonable action necessary to maximize the tax deductibility of executive compensation under the provisions of Section 162(m) of the Internal Revenue Code.

BASE SALARY

     Each year the Committee evaluates the named executive officers' salaries based on performance during the prior period and competitive surveys of the Corporation's comparator companies provided by the Corporation's compensation consultants. Performance factors considered for the named executive officers include various aspects of personal qualities, communication skills, management leadership skills, strategic orientation and commitment to competitive advantage, with both objective and subjective judgments being made in the annual performance appraisal process.

     In Mr. Teets' case the Committee decided, in June of 1995, in view of the fact that Mr. Teets' 65th birthday would occur in approximately three years and his employment agreement required the Corporation to give three years' notice of termination, and in view of the fact that the Board of Directors determined that it was appropriate to consider a successor for Mr. Teets during this period, in consultation with Mr. Teets, to replace his prior agreement with a new agreement to address specifically Mr. Teets' role and duties in the remaining three years. In making its determination as to the terms and conditions of the proposed new agreement, the Committee considered the following:

     The planned reduction of Mr. Teets' duties upon the election of Mr. Patti as President and Chief Operating Officer of the Corporation;

     The intent to have Mr. Teets focus on longer-term development of the Corporation and on succession planning;

     The maturing of results of the long-term goals achieved under the Corporation's long-term incentive plans;

     The tax deductibility of executive compensation under the provisions of
     Section 162(m) of the Internal Revenue Code; and

     General competitive practice for similar companies, particularly the Corporation's comparator companies and other considerations.

     The provisions of his new agreement established an initial base annual salary, effective July 1, 1995, of $1.0 million, based on the considerations mentioned above. In the case of the other named executive officers, their salaries were targeted at between the 50th and 75th percentile of the salaries of comparable executives at the Corporation's comparator companies, and for 1995 such officers received increases maintaining them, on average, at such percentiles of salaries at such companies.

ANNUAL INCENTIVES

     Executives are eligible for an annual bonus based on achieving corporate and business unit performance targets established each year. Performance targets are set by the Committee at the beginning of the performance period. The awards reflect the extent to which targets for the following goals are approached or exceeded:

     - Corporate level: Return on equity (weighted at 50%) and earnings per share from continuing operations (weighted at 50%).

     - Operating company level: Return on equity (weighted at 50%) and net income (weighted at 50% but subject to up to 10% upward or downward adjustment depending on achievement of a cash flow measure).

     Individual target bonuses range from 10% to 60% of the executive's base salary, depending on the level of responsibility. Actual awards at the corporate level range from 0% to 170% of target, depending on achievement of corporate goals. Actual awards at the operating company level range from 0% to a maximum of 178.5% of target, depending on achievement of operating company goals and discretionary adjustment based on individual performance.

     For 1995, Mr. Teets did not receive an annual bonus. The Corporation did not achieve its 1995 financial goals, and although the Corporation had funds available for threshold annual bonuses under the provisions of the plan, in view of the Committee's pay-for-performance objective, the Committee's subjective evaluation of Mr. Teets' overall performance, and the fact that the Corporation did not achieve its return on equity and income targets, the Committee did not consider it appropriate to award Mr. Teets a bonus and no other corporate level executive officer received a bonus due to minimal performance of the Corporation. The bonuses for the other executive officers receiving bonuses on the operating company level were based on achieving at least minimum thresholds of return on equity, income and cash flow targets for their respective units, or in Mr. Rittmaster's case, his employment agreement.

LONG-TERM INCENTIVES

     To accomplish the objectives of the executive compensation program and to discourage short-term actions inconsistent with longer-term improvement, the long-term incentive plans are designed to reward measurable performance and to build stock ownership among executive officers. Three long-term incentive vehicles (performance units, stock options, and performance stock) are utilized to achieve the Corporation's objectives.

     THE PERFORMANCE UNIT INCENTIVE PLAN is intended to focus participants on the long-term interests of stockholders by tying incentive payments not only to the achievement of financial measures but also to common stock performance. At the corporate level, goals are based on earnings per share and return on equity. For the operating companies, the goals are generally based on growth in operating income or net income, and return on equity. The plan is offered to a limited group of key executives, including the executives whose compensation is detailed above.

     Awards are paid if, at the end of a two-to-five-year performance period, specific financial targets are met. Targets are set by the Committee at the beginning of the performance period.

     Performance unit grants are based on the Corporation's Common Stock price on the date of the grant and a multiple of salary determined by an independent consulting firm to reflect competitive practice of the comparator companies. Participant awards can be earned depending on the degree of achievement of two financial goals based on a matrix of 0% to 200% of the number of award units originally granted. Award payments depend on the stock price during the month following the performance period. The maximum amount of award units will be earned if the maximum earnings and return on equity targets for the performance period are met. Proportionately fewer units are earned for less than maximum results. If average annual income or return on equity are below the threshold levels, no units are earned.

     After the end of the 1994-1995 performance period, Mr. Teets earned a long-term bonus of $1,000,000 under this Plan. This long-term bonus for Mr. Teets and the long-term bonuses of the other executive officers were based on achieving the earnings per share or income and return on equity targets for a two or three-year performance period ending December 31, 1995.

     THE STOCK INCENTIVE PLAN provides a long-term incentive for a broader group of key employees.

     Stock options encourage and reward effective management that results in long-term financial success. Stock options may not be re-priced under the terms of the option plans. In 1995 stock options were granted for 10 years with an exercise price at fair market value on the date of grant. Half the number of options granted can be exercised after one year and the other half after two years. Stock option grants are a part of the named executive officers' total compensation package, and the amounts granted are based on multiples of salaries based on competitive practices of the Corporation's comparator companies.

     Also in 1995, under the Stock Incentive Plan, the Committee awarded certain executive officers performance based stock for the purposes of focusing management's attention on value creation as measured by returns to stockholders; retaining the management team; and building stock ownership by executive officers in the Corporation's Common Stock. The stock awarded would be earned only if performance targets are met or exceeded, relative to the two indices shown on the performance graph below: the S&P 500 Index and the Corporation's consumer products comparable index.

     In 1995, Mr. Teets received options to purchase 100,000 shares with an exercise price of $24.5625 per share, and including the 1995 grant, at year end he held options to purchase 1,345,644 shares. In 1995 Mr. Teets also received a grant of performance based stock in the amount of 43,300 shares. He now beneficially owns 809,086 shares of the Corporation's Common Stock, including 144,900 shares of performance based stock which will not be earned by Mr. Teets unless the performance targets are met.

     In determining the amounts of option grants and performance based stock awards, the Committee considered the amounts of options and restricted stock outstanding or previously granted to each named executive officer. It also considered information on competitive practice in the comparator group in determining the amount of option grants and performance based stock awards made in 1995.

     Guidelines have been adopted encouraging officers and key executives to own a dollar amount equal to a multiple of their base pay of the Corporation's Common Stock which is at risk in the market and not simply held under option. These multiples range from one and one-half to five times base pay, depending on the level of compensation of individuals within the group.

CONCLUSION

     The Committee believes that the 1995 grants of stock options and performance based stock, and short and long-term cash incentive plans have successfully focused the Corporation's senior management on building profitability and stockholder value. The grants are competitive with those offered at comparator companies. Through these programs, a significant portion of the Corporation's executive compensation is linked directly to individual and corporate performance and to stock price performance.

     In 1995, as in previous years, the overwhelming majority of the Corporation's executive compensation was at risk. The Committee intends to continue to link executive compensation to corporate performance and stockholder return.

                                       EXECUTIVE COMPENSATION COMMITTEE

                                       Dennis C. Stanfill, Chairman
                                       Judith K. Hofer
                                       Jack F. Reichert

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing, for the five-year period ended December 31, 1995, the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of the Standard & Poor's Composite-500 Stock Index and an index consisting of the following consumer products companies: Anheuser-Busch Companies, Inc., CPC International, Inc., The Clorox Company, Colgate-Palmolive Company, General Mills, Inc., The Gillette Company, Marriott Corporation, Minnesota Mining and Manufacturing Company, PepsiCo., Inc., Premark International, Inc., The Procter & Gamble Company, Quaker Oats Company, Ralston Purina Company, Sara Lee Corporation, Unilever United States, Inc., and Whitman Corporation.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN *

                            1990       1991       1992       1993       1994       1995
                            -----------------------------------------------------------
DIAL                        100.0      193.0      236.5      233.7      252.9     361.1

S&P 500                     100.0      130.3      140.3      154.3      156.4     212.5

CONSUMER COMPARATORS        100.0      132.8      145.4      149.8      157.8     212.5


     * Assumes that $100 was invested on the last trading day of 1990 and that all dividends were reinvested.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The following resolution concerning the appointment of independent public accountants will be offered at the meeting:

     RESOLVED, that the appointment of Deloitte & Touche LLP to audit the accounts of the Corporation and its subsidiaries for the fiscal year 1996 is hereby ratified and approved.

     Deloitte & Touche LLP has audited the accounts of the Corporation and its subsidiaries for many years and has been appointed by the Board of Directors of the Corporation upon the recommendation of the Corporation's Audit Committee as the Corporation's independent public accountants for 1996. It is expected that a representative of Deloitte & Touche LLP will attend the meeting, respond to appropriate questions, and be afforded the opportunity to make a statement.

     Members of the Audit Committee of the Board of Directors, none of whom are employees of the Corporation, are Joe T. Ford, Chairman, Thomas L. Gossage, Linda Johnson Rice, and A. Thomas Young. John W. Teets, Chairman and Chief Executive Officer, attends the committee meetings ex officio.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the Corporation's independent public accountants for 1996.

           SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER INFORMATION

     From time to time stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and form of proxy for consideration at the Annual Meeting of Stockholders. To be considered, proposals must be submitted on a timely basis. Proposals for the 1997 Annual Meeting of Stockholders must be received by the Corporation no later than December 2, 1996. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.

     A copy of the Corporation's 1995 Annual Report on Form 10-K to the Securities and Exchange Commission may be obtained by stockholders upon written request to Shirley Holder, Dial Tower, Phoenix, Arizona 85077-1424.

     In the event a stockholder wishes to propose a candidate for consideration by the Nominating Committee as a possible nominee for election as a director, or wishes to propose any other matter for consideration at the stockholder meeting, other than proposals covered by the first paragraph of this section, written notice of such stockholder's intent to make such nomination or request such other action must be given to the Secretary of the Corporation, The Dial Corp, Dial Tower, Phoenix, Arizona 85077-2427 pursuant to certain procedures set out in the Corporation's Bylaws, a copy of which is available upon request from the Secretary of the Corporation. The chairman of the stockholder meeting may refuse to acknowledge the nomination of any person or the request for such other action not made in compliance with the foregoing procedure.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the meeting. If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                 FREDERICK G. EMERSON
                                             Vice President and Secretary

                                THE DIAL CORP
                                 ------------



                    --------------------------------------


                                  NOTICE OF
                                ANNUAL MEETING
                                     AND
                               PROXY STATEMENT


                    --------------------------------------


                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 14, 1996

                   FACE OF GREEN, IVORY AND BLUE PROXY CARD


The Board of Directors recomends a vote FOR:
1.  Election of directors whose terms expire in 1999:

__ FOR all nominees listed below           __ WITHOLD AUTHORITY to vote for all
(except as marked to the contrary below)       nominees listed below


INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

        Donald E. Guinn           Judith K. Hofer        Jack F. Reichert

2. ___ FOR  ___ AGAINST  ___ ABSTAIN  Ratification of appointment of Deloitte
                                      & Touche LLP as independent public
                                      accountants for 1996

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


________________________________________________________________________________
SIGNATURE(S)  (Please mark, sign, date and return this card promptly.)      DATE

Please sign exactly as name appears on your account. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                   BACK OF GREEN, IVORY AND BLUE PROXY CARD

PROXY

                                THE DIAL CORP
                                ------------
                   DIAL TOWER, PHOENIX, ARIZONA  85077-1424
                 [ ADDRESS IS ON GREEN AND IVORY CARDS ONLY ]

   The undersigned hereby appoints Jack F. Reichert, Dennis C. Stanfill and John W. Teets, and each of them, to have all the powers hereunder, including full power of substitution, as Proxies for the undersigned to vote at the Annual Meeting of Stockholders of The Dial Corp to be held on Tuesday, May 14, 1996 and at any adjournment or adjournments thereof, all shares of stock which the undersigned is entitled to vote, with all voting rights the undersigned would have if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1 AND 2.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



             PLEASE COMPLETE, SIGN, AND DATE ON THE REVERSE SIDE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE